UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 27, 2017

Banner Corporation

(Exact name of registrant as specified in its charter)

Washington	000-26584	91-1691604
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 S. First Avenue

Walla Walla, Washington 99362

(Address of principal executive offices and zip code)

(509) 527-3636

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On July 27, 2017, Banner Corporation (the “Company”), announced that its financial institution subsidiary, Banner Bank (“Bank”), entered into a Purchase and Assumption Agreement providing for the sale of seven of the Bank’s branch offices, including approximately $180 million in deposits and approximately $260 million in loans associated with the branch offices, to People’s Intermountain Bank (the “Branch Sale”).

Consummation of the Branch Sale is subject to a number of closing conditions, including, but not limited to, the receipt of all required regulatory approvals. The Branch Sale is expected to close in the fourth quarter of 2017.

A copy of the Company’s press release announcing the sale is filed as Exhibit 99.1 hereto and is incorporated herein by reference

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements – not applicable.

(b)	Proforma financial information – not applicable.

(c)	Shell company transactions – not applicable.

(d)	EXHIBIT	DESCRIPTION

	99.1	Press Release dated July 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BANNER CORPORATION

Date: July 27, 2017	By:	/s/ Lloyd W. Baker
Lloyd W. Baker
Executive Vice President and Chief Financial Officer